UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2013

SUN BANCORP, INC.
(Exact name of Registrant as Specified in Charter)

New Jersey	0-20957	52-1382541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2013, Sun Bancorp, Inc. (the “Company”) issued a press release announcing the termination of the employment of Thomas X. Geisel as the President and Chief Executive Officer of the Company and its wholly owned subsidiary, Sun National Bank (the “Bank”), effective December 2, 2013. In connection therewith, Mr. Geisel will resign from the Boards of Directors of the Company and the Bank effective as of that same date, which resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Subject to regulatory approval, the Boards of Directors of the Company and the Bank have appointed Sidney R. Brown as interim President and Chief Executive Officer of the Company and the Bank, effective December 2, 2013. The Company and the Bank plan to conduct a nationwide search to select their next President and Chief Executive Officer.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99 – Press Release dated November 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
Date: November 25, 2013	By:	/s/ Sidney R. Brown
Sidney R. Brown Chairman of the Board of Directors